Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------


August 14, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Globalpaynet Holdings, Inc.

Dear Sirs:

We were previously the principal auditors for Globalpaynet Holdings, Inc. and we reported on the financial statements of Globalpaynet Holdings, Inc. for the period from inception, December 30, 2004 to March 31, 2009. We have read Globalpaynet Holdings, Inc.'s statements under Item 4 of its Form 8-K, dated August 14, 2009, and we agree with such statements.

For the most recent fiscal period through to August 14, 2009, there have been no disagreements between Globalpaynet Holdings, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.


Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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